August 9, 2016

Contact:    Thomas W. Osgood
Chief Financial Officer
(804) 433-2200

Xenith Bankshares, Inc. (formerly known as Hampton Roads Bankshares, Inc.)
Reports Second Quarter and First Half 2016 Financial Results

Richmond, Virginia, August 9, 2016 - Xenith Bankshares, Inc. (formerly known as Hampton Roads Bankshares, Inc.) (NASDAQ: XBKS), parent company of Xenith Bank (formerly known as The Bank of Hampton Roads), today announced financial results for the three and six months ended June 30, 2016.
Results for Pre-Merger Company:
As previously announced, on July 29, 2016, Xenith Bankshares, Inc. ("Legacy Xenith") merged with and into Hampton Roads Bankshares, Inc. ("HMPR"), with HMPR as the surviving corporation. Immediately following the merger, Legacy Xenith’s wholly owned banking subsidiary, Xenith Bank, merged with and into HMPR's wholly owned banking subsidiary, The Bank of Hampton Roads ("BOHR"), with BOHR as the surviving entity. In connection with the merger, the combined company assumed the “Xenith Bankshares, Inc.” name for the holding company and the “Xenith Bank” name for all banking operations. The surviving corporation's headquarters has been moved to Legacy Xenith's current headquarters in Richmond, Virginia, and is trading on the NASDAQ under the symbol "XBKS".
All information contained herein is for HMPR (referred to herein as the “Company”) and BOHR for the three and six months ended June 30, 2016, and does not include any information related to Legacy Xenith, which separately released its second-quarter and year-to-date financial results on July 27, 2016.
Highlights:

•
Net income attributable to common shareholders of $2.6 million and $4.0 million for the three and six months ended June 30, 2016, respectively, compared to $2.7 million and $4.1 million for the three and six months ended June 30, 2015, respectively. Included in the operating results for the three and six months ended June 30, 2016, were before tax merger-related expenses of $0.8 million and $2.4 million, respectively. Net income in the three and six months ended June 30, 2016 included an increase in provision for income taxes of $1.3 million and $2.0 million, respectively.

•	Non-performing assets decreased by $13.9 million, or 29.0%, from December 31, 2015 to $34.0 million at June 30, 2016, resulting in a non-performing asset ratio of 2.09%.

•
Non-interest expenses, excluding merger-related expenses, declined $2.9 million, or 14.0% for the three months ended June 30, 2016, and declined $4.5 million, or 11.1%, for the six months ended June 30, 2016, compared to the same periods in 2015.

•	Mortgage banking revenue grew 5.3% during the second quarter 2016 compared to the same period in 2015, as favorable market conditions continued to drive mortgage financing demand.

Net Interest Income
Interest income declined $800 thousand, or 4.2%, in the quarter ended June 30, 2016, compared to the same period in 2015, due mainly to declining average yields earned on the Company's loan portfolio, as market-based interest rates continue to remain low. Interest expense declined $176 thousand, or 5.3%, in the quarter ended June 30, 2016, compared to the same period in 2015, mainly due to the Company replacing maturing long term FHLB advances with lower cost overnight FHLB funds, as well as a decline in higher cost time deposits. Net interest margin was 3.29% for the three and six months ended June 30, 2016 compared to 3.32% and 3.23% for the three and six months ended June 30, 2015, respectively.

Credit Quality
Total non-performing assets were $34.0 million and $47.9 million at June 30, 2016 and December 31, 2015, respectively. The Company's non-performing assets ratio, defined as the ratio of non-performing assets to gross loans, loans held for sale, and other real estate owned and repossessed assets, was 2.09% and 2.98% at June 30, 2016 and December 31, 2015, respectively. At June 30, 2016 and December 31, 2015 there were no loans categorized as 90 days or more past due and still accruing interest. Loans in nonaccrual status totaled $29.9 million and $35.5 million at June 30, 2016 and December 31, 2015, respectively. Other real estate owned and repossessed assets at June 30, 2016 and December 31, 2015 was $4.1 million and $12.4 million, respectively. This decline was mainly due to sales of real estate owned outpacing foreclosure and repossession activity during the six months ended June 30, 2016. The allowance for loan losses was $22.9 million or 1.47% of outstanding loans as of June 30, 2016 compared with $23.2 million or 1.50% of outstanding loans as of December 31, 2015. The consolidated regulatory Classified Assets Ratio, defined as the sum of classified loans and other real estate owned and repossessed assets as a percentage of the sum of the allowance of loan losses and Tier 1 capital, has improved to 17.69% at June 30, 2016 from 29.14% and 34.75% at the end of June 2015 and 2014, respectively.

Noninterest Income

Noninterest income for the three and six months ended June 30, 2016 was $8.4 million and $15.4 million, respectively, compared to $8.4 million and $15.7 million, respectively, for the same periods in 2015. Mortgage banking revenue continued to see healthy growth during the second quarter of 2016, as favorable market interest rates continued to drive demand for mortgage financing. Offsetting this growth was declines in non-sufficient fund ("NSF") fee revenue, rental income, and trading income.

Noninterest Expense

Noninterest expense for the three and six months ended June 30, 2016 was $19.0 million and $38.5 million, respectively, compared to $20.9 million and $40.4 million, respectively, for the same periods in 2015. As the Company's credit and risk profile improves, and legacy legal issues are resolved, professional and consultant fees, FDIC insurance, and problem loan and repossessed asset costs have declined. The improvement in impairments and gains and losses on sales of other real estate owned and repossessed assets was driven mainly by the year-over-year decline in these assets and the timing of the Company recording impairments. Offsetting these declines in operating expenses were $2.6 million of merger-related expenses the Company incurred during the first six months of 2016.

Balance Sheet Trends

As of June 30, 2016, assets have increased $26.5 million, or 1.3%, from December 31, 2015. A major contributor to this growth in assets was driven by new loan originations in the Company's marine financing division. While certain loan categories experienced some level of decline, installment loans grew $39.0 million or 24.1%, as marine financing continues to grow at a robust pace. While benefiting from seasonal purchase patterns, growth in marine lending has been fueled by developing the Company's wholesale network and enhancing customer service to retail buyers. Deposits declined $61.4 million, or 3.6%, from December 31, 2015 to June 30, 2016. The majority of this decline was due to seasonal outflow of interest-bearing demand deposits and a decrease in time deposits due in part to the maturing of a portion of national and brokered certificates of deposit. Borrowings with the FHLB increased during the first half of 2016 in order to fund loan demand, maintain sufficient liquidity, and offset the decline in deposits.

Capitalization
Total shareholders’ equity increased $7.3 million or 2.5% to $297.9 million at June 30, 2016, from $290.6 million at December 31, 2015. The Company and BOHR are subject to regulatory capital guidelines that measure capital relative to risk-weighted assets and off-balance sheet financial instruments. As of June 30, 2016, the Company's consolidated regulatory capital ratios were Common Equity Tier 1 Capital Ratio of 14.54%, Tier 1 Risk-Based Capital Ratio of 14.94%, Total Risk-Based Capital Ratio of 16.21%, and Tier 1 Leverage Ratio of 13.09%. As of June 30, 2016, the Company exceeded the regulatory capital minimums, and BOHR was considered “well capitalized” under the risk-based capital standards. BOHR's Common Equity Tier 1 Capital Ratio, Tier 1 Risk-Based Capital Ratio, Total Risk-Based Capital Ratio, and Tier 1 Leverage Ratio were as follows: 14.60%, 14.60%, 15.87%, and 12.76%, respectively.

Caution About Forward-Looking Statements
All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to Xenith Bankshares, Inc. (“XBKS”). These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to XBKS. If a change occurs, XBKS’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include among others: difficulties and delays in integrating the HMPR and Legacy Xenith businesses or fully realizing cost savings and other benefits; business disruptions following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the risks discussed in XBKS’s public filings with the Securities and Exchange Commission, including those outlined under “Risk Factors” in the registration statement on Form S-4 (Registration Statement No: 333-210643). Except as required by applicable law or regulations, XBKS does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

About Xenith Bankshares
Xenith Bankshares, Inc. (f/k/a/ Hampton Roads Bankshares, Inc., the “combined company”), is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. The combined company is the fifth largest community bank by deposits headquartered in the Commonwealth of Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients and individuals, and retail banking clients.  Through various divisions, the combined company also offers mortgage banking services and marine finance. Xenith Bank’s  regional area of operations spans from Baltimore, Maryland and Rehoboth Beach, Delaware, to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia.  Xenith Bank has 42 full-service branches and four loan production offices located across these areas with its headquarters centrally-located in Richmond. The combined company’s common stock trades on The NASDAQ Stock Market under the symbol “XBKS.”
Additional information about the Company and its subsidiaries can be found at www.xenithbank.com.

Xenith Bankshares, Inc. (f/k/a Hampton Roads Bankshares, Inc.)
Financial Highlights
(unaudited)	June 30,	December 31,
(in thousands)	2016	2015
Assets:
Cash and due from banks	$16,166	$17,031
Interest-bearing deposits in other banks	705	691
Overnight funds sold and due from Federal Reserve Bank	47,613	46,024
Investment securities available for sale, at fair value	200,427	198,174
Restricted equity securities, at cost	15,693	9,830

Loans held for sale	61,713	56,486

Loans	1,562,155	1,541,502
Allowance for loan losses	(22,911)	(23,184)
Net loans	1,539,244	1,518,318
Premises and equipment, net	50,941	52,245
Interest receivable	3,846	4,116
Other real estate owned and repossessed assets,
net of valuation allowance	4,086	12,409
Net deferred tax assets, net of valuation allowance	88,760	92,142
Bank-owned life insurance	51,346	50,695
Other assets	11,908	7,779
Totals assets	$2,092,448	$2,065,940
Liabilities and Shareholders' Equity:
Deposits:
Noninterest-bearing demand	$306,627	$298,351
Interest-bearing:
Demand	662,780	693,413
Savings	68,281	61,023
Time deposits:
Less than $100	322,272	343,031
$100 or more	283,799	309,327
Total deposits	1,643,759	1,705,145
Federal Home Loan Bank borrowings	98,000	25,000
Other borrowings	29,936	29,689
Interest payable	495	463
Other liabilities	22,358	15,022
Total liabilities	1,794,548	1,775,319
Shareholders' equity:
Common stock	1,715	1,711
Capital surplus	590,982	590,417
Accumulated deficit	(298,575)	(302,580)
Accumulated other comprehensive income, net of tax	2,913	560
Total shareholders' equity before non-controlling interest	297,035	290,108
Non-controlling interest	865	513
Total shareholders' equity	297,900	290,621
Total liabilities and shareholders' equity	$2,092,448	$2,065,940

Non-performing Assets at Period-End:
Loans 90 days past due and still accruing interest	$—	$—
Nonaccrual loans, including nonaccrual impaired loans	29,938	35,512
Other real estate owned and repossessed assets	4,086	12,409
Total non-performing assets	$34,024	$47,921

Composition of Loan Portfolio at Period-End:
Commercial and Industrial	$226,072	$233,319
Construction	140,387	141,208
Real estate - commercial mortgage	652,684	655,895
Real estate - residential mortgage	341,606	349,758
Installment	200,896	161,918
Deferred loan fees and related costs	510	(596)
Total loans	$1,562,155	$1,541,502

Xenith Bankshares, Inc. (f/k/a Hampton Roads Bankshares, Inc.)
Financial Highlights
(unaudited)	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Interest Income:
Loans, including fees	$16,845	$17,452	$33,577	$33,612
Investment securities	1,364	1,555	2,713	3,297
Overnight funds sold and due from FRB	38	40	83	99
Total interest income	18,247	19,047	36,373	37,008
Interest Expense:
Deposits:
Demand	831	670	1,669	1,344
Savings	24	13	40	23
Time deposits:
Less than $100	890	943	1,844	1,853
$100 or more	822	1,007	1,733	1,941
Interest on deposits	2,567	2,633	5,286	5,161
Federal Home Loan Bank borrowings	66	251	84	574
Other borrowings	499	424	972	842
Total interest expense	3,132	3,308	6,342	6,577
Net interest income	15,115	15,739	30,031	30,431
Provision for loan losses	—	—	—	600
Net interest income after provision for loan losses	15,115	15,739	30,031	29,831
Noninterest Income:
Mortgage banking revenue	5,789	5,500	10,228	9,722
Service charges on deposit accounts	1,118	1,298	2,256	2,440
Income from bank-owned life insurance	302	305	651	655
Gain on sale of investment securities available for sale	15	126	15	238
Visa check card income	707	676	1,348	1,317
Other	468	506	853	1,364
Total noninterest income	8,399	8,411	15,351	15,736
Noninterest Expense:
Salaries and employee benefits	10,797	11,249	21,577	21,916
Professional and consultant fees	621	1,459	1,254	2,267
Occupancy	1,624	1,626	3,248	3,255
FDIC insurance	431	399	845	1,023
Data processing	1,456	1,606	2,763	3,037
Problem loan and repossessed asset costs	101	492	202	612
Impairments and gains and losses on sales of other real estate owned and repossessed assets, net	(396)	387	(573)	1,245
Impairments and gains and losses on sale of premises and equipment, net	(1)	—	(1)	14
Equipment	242	335	546	685
Directors' and regional board fees	394	293	640	594
Advertising and marketing	266	445	536	705
Merger-related expenses	1,077	—	2,646	—
Other	2,403	2,570	4,862	5,016
Total noninterest expense	19,015	20,861	38,545	40,369
Income before provision for income taxes	4,499	3,289	6,837	5,198
Provision for income taxes - current	21	35	36	75
Provision for income taxes - deferred	1,311	—	2,046	—
Net income	3,167	3,254	4,755	5,123
Net income attributable to non-controlling interest	544	528	750	1,062
Net income attributable to Xenith Bankshares, Inc.	$2,623	$2,726	$4,005	$4,061

Per Share:
Basic and diluted income per share	$0.02	$0.02	$0.02	$0.02
Basic weighted average shares outstanding	171,809,356	171,505,172	171,855,588	171,447,138
Effect of dilutive shares and warrant	924,888	1,170,106	883,741	1,095,593
Diluted weighted average shares outstanding	172,734,244	172,675,278	172,739,329	172,542,731

Xenith Bankshares, Inc. (f/k/a Hampton Roads Bankshares, Inc.)
Financial Highlights
(unaudited)	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30,	June 30,	June 30,	June 30,
Daily Averages:	2016	2015	2016	2015
Total assets	$2,053,285	$2,035,901	$2,044,117	$2,035,178
Gross loans (excludes loans held for sale)	1,544,553	1,536,988	1,532,306	1,513,132
Investment and restricted equity securities	211,592	238,979	210,762	253,063
Total deposits	1,670,289	1,673,718	1,676,017	1,651,635
Total borrowings	71,462	141,700	56,467	161,651
Shareholders' equity *	296,377	204,099	295,308	202,205
Interest-earning assets	1,849,152	1,903,614	1,834,864	1,901,060
Interest-bearing liabilities	1,441,260	1,521,933	1,438,319	1,532,768

Financial Ratios:
Return on average assets	0.51%	0.54%	0.39%	0.40%
Return on average equity *	3.56%	5.36%	2.73%	4.05%
Net interest margin	3.29%	3.32%	3.29%	3.23%
Efficiency ratio	80.92%	86.83%	84.96%	87.89%

Allowance for Loan Losses:
Beginning balance	$21,228	$28,177	$23,184	$27,050
Provision for losses	—	—	—	600
Charge-offs	(1,608)	(1,246)	(4,373)	(1,697)
Recoveries	3,291	805	4,100	1,783
Ending balance	$22,911	$27,736	$22,911	$27,736

Asset Quality Ratios:
Annualized net charge-offs to average loans	(0.43)%	0.11%	0.03%	(0.01)%
Non-performing loans to total loans	1.92%	2.67%	1.92%	2.67%
Non-performing assets ratio	2.09%	3.36%	2.09%	3.36%
Allowance for loan losses to total loans	1.47%	1.81%	1.47%	1.81%

* Equity amounts exclude non-controlling interest